SETTLEMENT AND RELEASE AGREEMENT

      THIS AGREEMENT is entered into by and among Lawrence A. Minkoff, Kenneth
C. Riscica, individually and on behalf of Riscica Associates, Inc., Jerome M. Feldman, Joel S. Kanter, Jonathan Adereth, Seymour Kessler, Daniel M. Mulvena and John R. Geisel (collectively "Management and former management") and Magna-Lab Inc. ("Magna-Lab") as of the date on which this Agreement is accepted by Magna-Lab.

      WHEREAS, Management and former management are owed an aggregate of $113,112 in compensation earned but not paid during the period from September 1, 2002 through January 15, 2003 ("deferred compensation") as indicated on the enclosed Exhibit 1; and

      WHEREAS, certain of the Management and former management hold outstanding options to purchase an aggregate of 4,825,000 shares of common stock of Magna-Lab Inc. ("stock options") as indicated on Exhibit 2; and

      WHEREAS, Magna-Lab Inc. does not currently have the means to pay the deferred compensation; and

      WHEREAS, both Management and former management and Magna-Lab. believe that it is in their mutual interest that this liability and these stock options (other than those options to purchase 2,500,000 shares at $0.49 held by Jonathan Adereth and expiring 625,000 on each of August 31, 2005, January 31, 2006, 625,000, August 31, 2006 and 625,000 on January 31, 2007 which shall remain outstanding according to their terms) be resolved at this time; and

      WHEREAS, Management and former management have each agreed to release Magna-Lab from all of its obligations to Management and former management associated with the deferred compensation and, except for Mr. Adereth, stock options subject to the terms and conditions set forth in this Agreement.

      NOW THEREFORE, IN CONSIDERATION OF the mutual promises and covenants contained herein and for other good and valuable consideration, receipt and legal sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Promptly following the date of this Agreement, Magna-Lab will issue and deliver to each member of Management and former management a certificate representing class A common shares of Magna-Lab common stock in the denominations set forth beside their respective names on the signature page hereof. In connection with the issuance of the shares, each member of Management and former management makes the investment and other representations set forth on Exhibit 3 hereto.

2. Subject to receipt of their respective share certificates, each member of Management and former management hereby individually (i) releases and forever discharges Magna-Lab and its respective subsidiary and their respective officers, directors, affiliates, shareholders, agents, employees, representatives, successors and assigns, from any and all claims, defenses, demands, rights of setoff or recoupment, suits, lawsuits, liabilities, damages, actions, causes of action or complaints of whatever nature or kind, formal or informal, known or unknown, in law or at equity, in tort or contract ("Claims") relating to the deferred compensation to which each is entitled as set forth on Exhibit 1 and (ii) except for Mr. Adereth, cancels all stock options to which each is entitled as set forth on Exhibit 2.

3. Promptly following the date of this Agreement and in order to administratively effectuate the cancellation of stock options referred to above, each member of Management and former management, other than Mr. Adereth, will tender to Magna-Lab for cancellation each original stock option agreement, if any.

4. Each member of Management and former management represents and warrants to Magna-Lab that the deferred compensation listed on Exhibit 1 and the stock options listed on Exhibit 2, if any, opposite their respective names constitutes the full amount of compensation owing by Magna-Lab to such persons, except for any current services which have been billed and recorded by the Company, and the full number of stock options, if any, owned or owing to such persons.

5. The parties agree that they are entering into this Agreement as a compromise and to avoid the cost and expense of any dispute or litigation. By entering into this agreement, neither party admits wrongdoing or any liability whatsoever.

6. This Agreement shall be of no force or effect unless and until accepted by Magna-Lab, which acceptance shall not be valid unless obtained on or before September 30, 2005.

7. This Agreement embodies the full and complete understanding and agreement between the parties hereto with respect to the matters involved herein, and supercedes any previous negotiations or agreements between the parties with respect to such matters. This Agreement was not entered into in reliance upon any statement or representation by either party other than those set forth herein. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded (but in a manner that most closely effects the intent of the parties as of the date of this Agreement) and the modified agreement shall be enforceable in accordance with its remaining terms. No amendment or modification of this Agreement shall be effective unless executed in writing by the parties hereto.

8. The parties state that it is their intention that this Agreement be given, and remain in effect, as a full and complete release of the Claims described herein, notwithstanding the discovery or existence of any additional Claims or facts not now known or suspected which may exist in any party's favor, which if known might have materially affected this Agreement.

9. This Agreement shall be binding and inure to the benefit of each of the parties, and to each of their attorneys, agents, directors, officers, employees, heirs, executors, administrators, legal successors and assigns, and any other person claiming by and through them.

10. The parties acknowledge that they are authorized and competent to execute this Agreement, and that before executing it, each has read this document, discussed and reviewed it with their counsel, and that each part fully understands each provision contained herein.

11. This Agreement may be executed in two or more counterparts each of which shall be considered an original, but all of which together shall constitute the same agreement.

12. If any action, suit or proceeding is brought by a party hereto with respect to any controversy, claim or other matter arising out of or relating to this Agreement, or the breach thereof, all costs and expenses of such action, suit or proceeding, including reasonable attorney's fees and expenses, shall be borne by each party separately.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year set forth below and do each hereby warrant and represent that their respective signatories whose signature appears below have been and are on the date of this Agreement duly authorized by all necessary and appropriate action to execute this Agreement.

By: /s/ Lawrence A Minkoff                   By: /s/ Kenneth C. Riscica
    -------------------------------              -------------------------------
Name: Lawrence A. Minkoff (764,068 shares)   Name: Kenneth C. Riscica,
                                                   individually and on behalf of
                                                   Riscica Associates Inc.
                                                   (610,212 shares)


By: /s/ Jerome Feldman                       By: /s/ Joel Kanter
    -------------------------------              -------------------------------
Name: Jerome Feldman (157,682 shares)        Name: Joel Kanter (142,035 shares)


By: /s/Jonathan Adereth                      By: /s/ Seymour Kessler
    -------------------------------              -------------------------------
Name: Jonathan Adereth (208,620 shares)      Name: Seymour Kessler
                                                   (142,035 shares)


By: /s/ Daniel M. Mulvena                    By: /s/ John R. Geisel
    -------------------------------              -------------------------------
Name: Daniel M.Mulvena (166,948 shares)      Name: John R. Geisel
                                                   (782,323 shares)

ACCEPTED:

MAGNA-LAB INC.

By: /s/ Kenneth C. Riscica
    -------------------------------
Name: Kenneth C. Riscica
Title: Treasurer and Secretary
Date: as of September 29, 2005


By: /s/ Lawrence A. Minkoff
    -------------------------------
Name: Lawrence A. Minkoff
Title: President
Date: as of September 29, 2005

                                   EXHIBIT #1
                              Deferred Compensation
                        Management and former management

            Geisel                                             $ 30,000
            Minkoff                                            $ 29,300
            Riscica                                            $ 23,400
            Adereth                                            $  8,000
            Mulvena                                            $  6,162
            Feldman                                            $  5,417
            Kanter                                             $  5,417
            Kessler                                            $  5,417
                                                               --------
                                                               $113,112
                                                               --------

                                   EXHIBIT #2
                            Outstanding Stock Options
                        Management and former management

                        Options                                  Strike
                          O/S               Term                 Price
                        -------             ----                 ------

            Geisel            0       expired 2004                    0
            Minkoff           0       expired 2003 & 2004             0
            Riscica           0       expired 2003 & 2004             0
            Adereth   2,500,000       expires in 2005 & 2006      $0.49
            Mulvena     600,000       expires 2005, 2006, 2007    $0.22
            Feldman   1,575,000       expires 2005 & 2006         $0.28
            Kanter       75,000       expires 1/1/2006            $0.25
            Kessler      75,000       expires 1/1/2006            $0.25
                      ---------
                      4,825,000
                      ---------

                                    EXHIBIT 3
                           Investment Representations

(a)   Each of Lawrence A. Minkoff, Kenneth C. Riscica, Jerome M. Feldman, Joel
      S. Kanter, Jonathan Adereth, Seymour Kessler, Daniel M. Mulvena and John
      R. Geisel (collectively "Management and former management") has been given the opportunity to ask questions of, and receive answers from, Magna-Lab Inc. ("Magna") concerning the business of Magna and to obtain such additional written information, to the extent Magna possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as Magna desires in order to evaluate the investment. Each member of Management and former management has also been given the opportunity to review Magna's public filings with the Securities and Exchange Commission. Each member of Management and former management acknowledges that they have received no representations or warranties from Magna or its employees or agents in making this investment decision.

(b) Each member of Management and former management is aware that its investment in Magna is speculative, involving a high degree of risk and that there is no guarantee that they will realize any gain from the investment, and that they could lose the total amount of their investment.

(c) Each member of Management and former management is purchasing the class A common stock of Magna-Lab Inc. ("Shares") for his own account, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly, in a distribution of the Shares, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act of 1933 and any applicable securities laws of any state or unless an examination from registration is available under those laws.

(d) Each member of Management and former management represents that he is an "Accredited Investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933.

(e) Each member of Management and former management has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

(f) Each member of Management and former management acknowledges that the certificate for the Shares will contain a legend substantially as follows:

      THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.